EXHIBIT 99.1

Internap Network Services Corporation
250 Williams Street
Atlanta, Georgia 30303
Phone – 404-302-9700
Facsimile – 404-475-0520

Internap Reports Financial Results for Fourth Quarter and

Year-End 2003

Company Achieves Positive Free Cash Flow For Month of December 2003;

Adds 365 Net New Customers in 2003

ATLANTA, GEORGIA – February 09, 2004 – Internap Network Services Corporation (NASDAQ: INAP), a provider of high performance, managed Internet connectivity solutions to business customers, today reported fiscal fourth quarter and year-end results for the year ended December 31, 2003. For the fourth quarter, revenues totaled $35.8 million, an increase of 5% compared to the fourth quarter 2002.

Quarterly Highlights:

•	The customer base grew to 1,638 customers, an increase of 72 net new customers in the quarter. Among the new customers are: Best Buy, The Bank of New York, Zone Labs, Bloomberg, Abbott Labs, The State of Delaware, Motorola, Varian Medical Systems, The Port of Seattle, and Honda.
•	Direct margin improved to 48%, compared to 44% for the same period a year earlier.

Internap’s net loss was $2.6 million in the fourth quarter of 2003, or $0.01 per share, compared to a net loss of $14.0 million, or $0.09 per share, in the fourth quarter of 2002. Net cash used in operating activities totaled $2.0 million in the fourth quarter of 2003. The company ended the quarter with $18.9 million in cash, a 10% increase over the third quarter of 2003.

“Internap reached its 2003 goals of steady customer growth, improved operational efficiencies and the achievement of positive free cash flow,” said Gregory A. Peters, Internap’s president and chief executive officer. “As a result, we expect to generate positive free cash flow for the year 2004.”

Free cash flow is defined as net cash flow from operating activities less capital expenditures. Free cash flow is not a number calculated in accordance with generally accepted accounting principles, or GAAP. The most comparable GAAP measure is cash flow from operating activities. Internap uses free cash flow as a key liquidity measure in assessing performance. Internap believes that free cash flow provides investors a better understanding of the company’s liquidity and ability to generate cash.

Full Year Results

For the year ended December 31, 2003, revenues totaled $138.6 million, an increase of 5% compared to 2002. The company attributed the increase in revenue to demand for its core connectivity solutions and, to a lesser extent, contribution from its Flow Control Platform businesses acquired in the fourth quarter of 2003.

2003 Highlights:

•	The customer base grew by a net of 365 new customers.
•	Direct margin improved to 45%, compared to 37% in 2002.
•	Operating expenses totaled $168 million, a decline of more than $34 million, or approximately 17%, compared to 2002.

Internap’s net loss was $33.0 million for 2003 compared to a net loss of $72.3 million for the prior year. Internap’s net loss attributable to common stockholders was $67.6 million, for a reported net loss per share of $0.39 for 2003. This net loss attributable to common stockholders was increased by a deemed dividend to our Series A preferred stockholders of approximately $34.6 million resulting from a reduction in the conversion price of the Series A preferred stock due to the company’s private placement of equity in August 2003.

Net use of cash during 2003 was $6.3 million, which included $7.2 million in restructuring payments. Net cash used in operating activities in 2003 totaled $11.1 million.

“Our improvement in revenue coupled with a decline in network cost and operating expenses validates the soundness of our financial strategy,” said Robert Jenks, Internap’s chief financial officer. “By continuing to leverage operational efficiencies, managing our cash, and aggressively controlling expenses, we have positioned Internap for future success and increased shareholder value.”

The Company also announced that its common stock has been approved for listing on The American Stock Exchange under the symbol “IIP.”

2004 Guidance:

•	Internap expects revenue for 2004 to grow 8%-12%.
•	The Company expects to achieve positive free cash flow for the year.

“We expect that the momentum that we gained in 2003 will carry over into 2004,” Peters concluded. “We will continue to explore expanding our reach and evolving our technology, such as the development of XoIP strategies for a variety of applications. Our partnerships, our branded solutions and a carefully invested capital expenditure commitment will all be integral to our continued success.”

Conference Call Information:

Internap’s fourth quarter teleconference will be held today beginning at 9:00 a.m. Eastern time. The dial-in numbers are 800-901-5247, passcode 31464253 for domestic callers, and 617-786-4501, passcode 31461253 for international participants. The simultaneous web cast will be available from the Investor Relations section of the web site at: www.internap.com.

Internap will provide a replay of the teleconference on its website. Internap will also provide a telephonic replay of the call by dialing 888-286-8010, passcode 31428866.

About Internap

Internap provides high performance, managed Internet connectivity solutions to business customers who require guaranteed network availability and high performance levels for business-critical applications, such as e-commerce, video and audio streaming, voice over Internet Protocol, virtual private networks and supply chain management. Internap’s proprietary route optimization technology monitors the performance of these Internet networks and allows us to intelligently route our customers’ Internet traffic over the optimal Internet path in a way that minimizes data loss and network delay. Its service level agreements guarantee performance across the entire Internet in the United States, excluding local connections, whereas conventional Internet connectivity providers typically only guarantee performance on their own network. Internap provides services to customers in various industry verticals, including financial services, entertainment and media, travel, e-commerce and retail and technology. As of December 31, 2003, Internap provided its services to over 1,600 customers in the United States and abroad, including approximately 70 customers in the Fortune 1000 companies.

Internap “Safe Harbor” Statement

Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: our ability to achieve profitability or positive free cash flow; our ability to secure adequate funding; the incurrence of additional restructuring charges; the success of our recent operational restructurings; our ability to compete against existing and future competitors; pricing pressures; our ability to deploy new access points in a cost-efficient manner; our ability to successfully complete future acquisitions; risks associated with international operations; the availability of services from Internet network service providers; failure of suppliers to deliver their products and services as agreed; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to operate in light of restrictions in our existing credit facility, the terms of our master lease agreement with our principal supplier and the terms of our series A preferred stock; our ability to protect our intellectual property; our ability to attract and retain qualified personnel; the outcome of our securities litigation; litigation due to infringement of third party intellectual property rights; evolution of the high performance Internet connectivity and services industry; our ability to respond to technological change; our ability to protect ourselves and our customers from security breaches; effects of terrorist activity; government regulation of the Internet; the dilutive effects of our stock price due to our convertible series A preferred stock and warrants; the senior payment rights of our series A preferred stock; the control rights of the holders of our series A preferred stock; future sales of stock; and volatility of our stock price. These risks and others are discussed in more detail in our Current Report on Form 8-K filed with the SEC on January 13, 2004 and our other filings with the SEC. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Media Contact: C. David Sutton Internap (404) 302-9721 dsutton@internap.com	Investor Contact: David Buckel Internap (404) 302-9846 dbuckel@internap.com

INTERNAP NETWORK SERVICES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands except per share amounts)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$18,885	$25,219
Restricted cash	125	—
Accounts receivable, net	15,587	15,232
Inventory	492	—
Prepaid expenses and other assets	4,245	5,632

Total current assets	39,334	46,083
Property and equipment, net	59,337	88,394
Restricted cash	—	2,053
Investments	2,371	3,047
Goodwill and other intangible assets, net	39,651	30,579
Deposits and other assets	1,758	2,813

Total assets	$142,451	$172,969

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,556	$13,247
Accrued liabilities	8,585	11,020
Deferred revenue	3,674	6,850
Notes payable, current portion	2,790	4,514
Revolving credit facility	8,392	10,000
Capital lease obligations, current portion	8,770	2,831
Restructuring liability, current portion	1,965	6,574

Total current liabilities	41,732	55,036
Deferred revenue	316	1,317
Notes payable, less current portion	2,275	5,196
Capital lease obligations, less current portion	15,537	22,717
Restructuring liability, less current portion	4,441	7,078

Total liabilities	64,301	91,344

Series A convertible preferred stock, $0.001 par value, 3,500 shares authorized, 2,931 shares outstanding	—	79,790

Stockholders’ equity:
Common stock, $0.001 par value, 600,000 shares authorized, 228,751 and 160,094 shares issued and outstanding, respectively	229	160
Series A convertible preferred stock, $0.001 par value, 3,500 shares authorized, 1,751 shares outstanding	51,841	—
Additional paid-in capital	855,240	798,344
Deferred stock compensation	—	(396)
Accumulated deficit	(829,460)	(796,422)
Accumulated items of other comprehensive income	300	149

Total stockholders’ equity	78,150	1,835

Total liabilities, convertible preferred stock and stockholders’ equity	$142,451	$172,969

INTERNAP NETWORK SERVICES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,
	2003	2002
Revenues	$35,784	$34,132

Costs and expenses:
Direct cost of network (exclusive of depreciation)	18,598	19,173
Customer support	2,299	2,551
Product development	1,844	1,677
Sales and marketing	3,516	4,453
General and administrative	6,803	4,761
Depreciation	5,599	10,894
Amortization of intangible assets	134	1,428
Amortization of deferred stock compensation	—	235
Pre-acquisition liability adjustment	(1,313)	—
Lease termination expense	—	804
Restructuring costs	—	821
Loss on sale and retirement of property and equipment	—	180

Total operating costs and expenses	37,480	46,977

Loss from operations	(1,696)	(12,845)

Other expenses:
Interest expense, net	(794)	(870)
Loss from equity method investment	(65)	(248)

Total other expenses	(859)	(1,118)

Net loss	(2,555)	(13,963)

Basic and diluted net loss per share	$(0.01)	$(0.09)

Weighted average shares used in computing basic and diluted net loss per share	206,876	159,433

INTERNAP NETWORK SERVICES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Year Ended December 31,
	2003	2002
Revenues	$138,580	$132,487

Costs and expenses:
Direct cost of network (exclusive of depreciation)	75,730	83,207
Customer support	9,045	12,913
Product development	6,923	7,447
Sales and marketing	18,429	21,641
General and administrative	20,032	20,848
Depreciation	33,892	49,600
Amortization of intangible assets	3,352	5,626
Amortization of deferred stock compensation	390	260
Pre-acquisition liability adjustment	(1,313)	—
Lease termination expense	—	804
Restructuring costs	1,084	(3,781)
Loss (gain) on sale and retirement of property and equipment	(53)	2,829

Total operating costs and expenses	167,511	201,394

Loss from operations	(28,931)	(68,907)

Other expenses:
Interest expense, net	(3,280)	(2,194)
Loss from equity method investment	(827)	(1,244)

Total other expenses	(4,107)	(3,438)

Net loss	(33,038)	(72,345)
Less deemed dividend related to beneficial conversion feature	(34,576)	—

Net loss attributable to common stockholders	$(67,614)	$(72,345)

Basic and diluted net loss per share	$(0.39)	$(0.47)

Weighted average shares used in computing basic and diluted net loss per share	174,602	155,545

INTERNAP NETWORK SERVICES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(33,038)	$(72,345)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	37,244	55,226
Non-cash restructuring costs / (adjustments)	—	(4,602)
Non-cash interest expense on capital lease obligations	1,304	702
Pre-acquisition liability adjustment	(1,313)	—
Provision for doubtful accounts	2,435	1,902
Non-cash compensation and warrant expense	390	260
Loss (gain) on disposal of property and equipment	(53)	2,829
Loss from equity method investment	827	1,244
Loss on write-down of deposits related to a lease termination	—	474
Changes in operating assets and liabilities:
Accounts receivable	(2,704)	(2,385)
Inventory	43	—
Prepaid expenses, deposits and other assets	2,540	712
Accounts payable	(5,941)	(802)
Accrued restructuring charge	(7,246)	(15,284)
Deferred revenue	(4,461)	(4,335)
Accrued liabilities	(1,115)	(3,857)

Net cash used in operating activities	(11,088)	(40,261)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash received from acquired businesses	2,307	—
Purchases of property and equipment	(3,799)	(8,632)
Proceeds from disposal of property and equipment	—	434
Reduction of restricted cash	2,053	379
Purchase of investments	—	(1,347)
Proceeds from investments	—	18,747

Net cash provided by investing activities	561	9,581

CASH FLOWS FROM FINANCING ACTIVITIES
Change in revolving credit facility	(1,608)	5,000
Principal payments on notes payable	(4,645)	(3,420)
Payments on capital lease obligations	(2,888)	(10,318)
Proceeds from exercise of stock options and warrants	4,035	388
Proceeds from issuance of common stock, net of issuance costs	9,299	698

Net cash provided by (used in) financing activities	4,193	(7,652)

Net decrease in cash and cash equivalents	(6,334)	(38,332)
Cash and cash equivalents at beginning of period	25,219	63,551

Cash and cash equivalents at end of period	$18,885	$25,219